UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2026

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor,
Washington, D.C. 20004
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Introduction

On August 27, 2026 (the “Closing Date”), FiscalNote Holdings, Inc. (the “Company”) sold the equity of its subsidiary owning and operating its FrontierView business (“FrontierView”). The proceeds from the sale of FrontierView were used to prepay $4.95 million of term loans, and $0.05 million of accrued and unpaid interest, under the Company’s Financing Agreement, dated August 5, 2025, with MGG Investment Group LP, as amended, and for transaction expenses.

Purchase Agreement

On the Closing Date, FiscalNote, Inc. (the “Seller”), an indirect wholly-owned subsidiary of the Company, entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Oxford Economics USA, Inc., a Pennsylvania corporation (the “Buyer”), providing for the sale of all of the outstanding equity interests in Frontier Strategy Group, LLC, a Delaware limited liability company, to the Buyer for a total value of up to approximately $9.4 million, consisting of $6.4 million in cash at closing and a potential earnout opportunity of up to $3.0 million, subject to customary working capital adjustments. $1.0 million of the closing cash purchase price was deposited into escrow to satisfy certain potential post-closing purchase price adjustments and indemnification claims. The Seller may be entitled to receive an earn-out payment of up to $3.0 million if FrontierView achieves specified annual recurring revenue targets as of each of September 30, 2026 and December 31, 2026.

The Purchase Agreement contains representations, warranties, covenants and indemnification obligations of the parties customary for transactions similar to those contemplated by the Purchase Agreement. The Purchase Agreement is filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Seller, the Buyer or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Seller, the Buyer or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 7.01.	Regulation FD Disclosure.

On August 27, 2026, the Company issued a press release announcing the transactions contemplated by the Purchase Agreement and updated its full-year 2026 guidance issued on August 10, 2026 to reflect the removal of FrontierView from its results as of the Closing Date. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Statements

The unaudited pro forma combined financial information of the Company, giving effect to the disposition of FrontierView, which includes the unaudited pro forma combined balance sheet as of June 30, 2026 and the unaudited pro forma combined statements of operations and comprehensive loss for the year ended December 31, 2026 and for the six-month period ended June 30, 2026 and the related notes, are incorporated herein by reference as Exhibit 99.2 hereto.

The unaudited pro forma financial information included in this Current Report on Form 8-K has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the disposition of FrontierView occurred as of the dates indicated, nor is it meant to be indicative of any anticipated financial position or future results of operations that the Company will experience after the disposition of FrontierView.

(d) Exhibits.

Exhibit Number	Description

10.1	Equity Purchase Agreement, dated as of August 27, 2026

99.1	Press release dated August 27, 2026

99.2	Unaudited pro forma combined financial statements

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Jon Slabaugh
Name:	Jon Slabaugh
Title:	Chief Financial Officer
Date:	September 2, 2026